Exhibit 2.1

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

dated as of April 1, 2015

By and Among

DOMINION RESOURCES, INC.,

as Parent,

DOMINION MLP HOLDING COMPANY II, INC.,

as Seller,

and

DOMINION MIDSTREAM PARTNERS, LP,

as Buyer

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Assignment of Membership Interests
Exhibit C	Form of Promissory Note
Exhibit D	Form of Registration Rights Agreement

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PURCHASE, SALE AND CONTRIBUTION AGREEMENT

This Purchase, Sale and Contribution Agreement (this “Agreement”), dated as of April 1, 2015 (the “Effective Date”), is made by and among DOMINION RESOURCES, INC., a Virginia corporation (“Parent”), DOMINION MLP HOLDING COMPANY II, INC., a Virginia corporation (“Seller”), and DOMINION MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“Buyer”).

RECITALS

A. Seller owns all of the issued and outstanding membership interests of Dominion Carolina Gas Transmission, LLC, a South Carolina limited liability company and successor by statutory conversion to Carolina Gas Transmission Corporation, a South Carolina corporation (the “Company”).

B. Buyer desires to purchase from Seller, and Seller desires to sell and contribute to Buyer, all of Seller’s right, title and interests in the Interests and for Buyer to become the sole member of the Company, subject to the terms and conditions of this Agreement.

C. The Company is an entity that is disregarded as an entity separate from Seller pursuant to United States Treasury Regulations Section 301.7701-3(b)(1)(ii) and, accordingly, for United States federal income tax purposes, all of the assets and liabilities are treated as those of Seller and Seller is treated as transferring such assets and liabilities to Buyer.

NOW THEREFORE, in consideration of the premises and the agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

“Action” means any claim, action, suit or proceeding (including any arbitration proceeding) by or before any Governmental Authority.

“Adverse Consequences” means all losses, damages, penalties, awards, fines, costs (including court costs and investigative and remedial costs), amounts paid in settlement, liabilities, obligations, Taxes, Liens, fees and expenses (including reasonable attorneys’ and accountants’ fees).

“Affiliate” means any Person in control or under control of, or under common control with, another Person. For purposes of the foregoing, “control,” with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than 50% of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. For purposes of this Agreement, Buyer shall be deemed not to be an Affiliate of Parent or Seller, and vice versa.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, dated as of the Closing Date, between Parent and Buyer, in the form attached hereto as Exhibit A.

“Assignment of Membership Interests” means that certain Assignment of Membership Interests, dated as of the Closing Date, between Seller and Buyer, in the form attached hereto as Exhibit B.

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by Law or executive order to be closed.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer’s Knowledge” means the actual knowledge of G. Scott Hetzer and James R. Chapman, after due inquiry. For purposes of the foregoing definition, “due inquiry” shall mean (i) a reasonable investigation of documents in the files of the Buyer and its Affiliates and (ii) reasonable inquiry of those employees of, or Persons performing similar functions for, the Buyer or its Affiliates, who have responsibility for the matter as to which a particular representation or warranty relates.

“Buyer Conflicts Committee” means the Conflicts Committee of the Board of Directors of Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Buyer.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.1(a).

“Buyer Material Adverse Effect” means any change or effect resulting from events, actions, inactions or circumstances that, individually or in the aggregate, prevents, restricts or delays the ability of Buyer to perform its obligations under the Transaction Documents or to consummate the Contemplated Transactions.

“Closing” has the meaning set forth in Section 6.1.

“Closing Adjustment Amount” has the meaning set forth in Section 2.3(b).

“Closing Adjustment Schedule” has the meaning set forth in Section 2.3(b).

“Closing Date” has the meaning set forth in Section 6.1.

“Company” has the meaning set forth in Recital A.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of January 31, 2015 between Parent and SCANA Corporation.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“DM Unit” has the meaning assigned to the term “Common Unit” in the First Amended and Restated Agreement of Limited Partnership of the Buyer, dated as of October 20, 2014.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Governmental Authority” means any foreign, federal, state, local, county, municipal, provincial, multinational government or other governmental or quasi-governmental authority or regulatory body, court, tribunal, arbitrating body, governmental department, commission, board, body, self-regulating authority, bureau or agency, as well as any other instrumentality or entity designated to act for or on behalf of any of the foregoing.

“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not.

“Interests” means all of the issued and outstanding membership interests of the Company.

“Law” means any applicable constitutional provision, statute, ordinance or other law, rule, regulation, or interpretation of any Governmental Authority and any decree, injunction, stay, judgment, order, ruling, decision, assessment or writ.

“Liens” means liens, charges, security interests, restrictions, options, pledges, claims or encumbrances of any nature.

“Material Adverse Effect” means any change or effect resulting from events, actions, inactions or circumstances that, individually or in the aggregate, (a) is materially adverse to the business, assets, financial condition or results of operations of the Company, taken as a whole, excluding, in any case, (i) any change or effect resulting from conditions or developments in the economy, industry, financial markets, interest rates, securities markets, commodity markets or fuel markets generally applicable to the industry or the market in which the Company participates, (ii) any change or effect resulting from the announcement of the execution of this Agreement (or any other agreement to be entered into pursuant to this Agreement), or the pendency of or consummation of the Contemplated Transactions, or the identity of Buyer, and (iv) any change or effect resulting from any actions to be taken pursuant to or in accordance with this Agreement, or (b) prevents, materially restricts or materially delays the ability of the Seller Parties to perform their obligations under the Transaction Documents or to consummate the Contemplated Transactions.

“New DM Units” has the meaning set forth in Section 2.2(b).

“Organizational Documents” means with respect to any Person, the certificate or articles of incorporation, organization or formation and by-laws, the limited partnership agreement, the partnership agreement, the limited liability company agreement, the operating agreement or the trust agreement, or such other organizational documents of such Person, including those that are required to be registered or kept in the jurisdiction of incorporation, organization or formation of such Person and which establish the legal personality of such Person.

“Original Company Acquisition Agreement” means that certain Stock Purchase Agreement, dated December 15, 2014, between Parent and SCANA Corporation.

“Original Company Acquisition Agreement Post Closing Adjustment” means the Post-Closing Adjustment as defined in the Original Company Acquisition Agreement, payable by Parent to SCANA Corporation, or by SCANA Corporation to Parent, as applicable, following the closing of the transactions contemplated by the Original Company Acquisition Agreement.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Parties” means Buyer, Seller and Parent and “Party” means Buyer, Seller or Parent as applicable.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a union, a limited liability company, a trust, an unincorporated organization or a Governmental Authority or any other separate legal entity recognized pursuant to Law.

“Promissory Note” has the meaning set forth in Section 2.2(a).

“Purchase Price” has the meaning set forth in Section 2.2.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, between Seller and Buyer, in the form attached hereto as Exhibit D.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 7.1(b).

“Seller Parties” means Parent and Seller and “Seller Party” means Parent or Seller as applicable.

“Seller’s Knowledge” means the actual knowledge of Simon C. Hodges and Anne E. Bomar, after due inquiry. For purposes of the foregoing definition, “due inquiry” shall mean (i) a reasonable investigation of documents in the files of the Seller Parties and their Affiliates and (ii) reasonable inquiry of those employees of, or Persons performing similar functions for, the Seller Parties or their Affiliates, who have responsibility for the matter as to which a particular representation or warranty relates.

“Tax Return” means any return, declaration, report, statement, claim for refund, or other document, together with all amendments and supplements thereto (including all related and supporting information) required to be filed with or supplied to a Governmental Authority in respect of Taxes.

“Taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, transfer, registration, stamp, occupation, premium, property, windfall profits, fuel, gas import, customs, duties, value added, alternative or add on minimum, estimated, or other taxes of any kind whatsoever imposed by any Governmental Authority (including any Transfer Tax), together with any interest, penalty, or addition thereto, and the term “Tax” means any one of the foregoing Taxes.

“Transaction Documents” means this Agreement, the Promissory Note, the Assignment and Assumption Agreement, the Assignment of Membership Interests and the Registration Rights Agreement.

“Transfer Tax” means any sales, use, transfer, real property transfer, recording, stock transfer and other similar Tax and fees, including any interest, penalty or addition thereto, whether disputed or not; provided, however, that the term “Transfer Tax” shall not include any Income Tax.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“Working Capital” means current assets less current liabilities of the Company, each as reflected as separate line items on the Company’s financial statements prepared in accordance with U.S. GAAP.

ARTICLE II

PURCHASE, SALE AND CONTRIBUTION OF INTERESTS

Subject to the terms and conditions set forth in this Agreement:

Section 2.1 Purchase, Sale and Contribution of the Interests. At the Closing and for the consideration specified in Section 2.2 below, Seller shall sell, contribute, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller all of the Interests and Buyer shall become the sole member of the Company.

Section 2.2 Purchase Price. The total value of the consideration to be paid by Buyer for the Interests shall be $495,331,972 (the “Base Purchase Price”), as adjusted following Closing pursuant to Section 2.3 (the “Purchase Price”), and shall be payable at Closing as follows:

(a) Buyer shall deliver, or cause to be delivered, to Seller a senior unsecured promissory note payable to Seller in the original principal amount of $295,331,972, in the form attached hereto as Exhibit C (the “Promissory Note”); and

(b) Buyer shall issue, or cause to be issued, to Seller 5,112,139 DM Units (the “New DM Units”) with an aggregate value of $200,000,000, based on the volume-weighted average trading price of a DM Unit on the New York Stock Exchange for the 10-trading day period ending on the trading day immediately preceding the date of signing of this Agreement.

Section 2.3 Adjustments to the Base Purchase Price.

(a) The Base Purchase Price shall be:

(i) increased, dollar for dollar, by an amount equal to any Original Company Acquisition Agreement Post Closing Adjustment payable by Parent to SCANA Corporation;

(ii) decreased, dollar for dollar, by an amount equal to any Original Company Acquisition Agreement Post Closing Adjustment payable by SCANA Corporation to Parent;

(iii) increased, dollar for dollar, by an amount equal to the total amount by which the Working Capital of the Company on March 31, 2015 is greater than the Working Capital of the Company on January 31, 2015; and

(iv) decreased, dollar for dollar, by an amount equal to the total amount by which the Working Capital of the Company on March 31, 2015 is less than the Working Capital of the Company on January 31, 2015.

(b) As promptly as practical following the determination of the Original Company Acquisition Agreement Post Closing Adjustment and the preparation of the Company’s balance sheet as of March 31, 2015, and in any event prior to the first interest payment date under the Promissory Note (using reasonable good faith estimates if necessary), Buyer and Seller shall jointly prepare a mutually agreeable statement setting forth the calculation of the actual adjustment amounts in Section 2.3(a) above as of the Closing (the “Closing Adjustment Schedule”). The amount reflected on the Closing Adjustment Schedule shall be the “Closing Adjustment Amount,” which shall be conclusive for all purposes of this Agreement.

(c) If, after taking into account the Closing Adjustment Amount, (i) the Purchase Price is greater than the Base Purchase Price, the principal amount of the Promissory Note shall be automatically increased by an amount equal to the Closing Adjustment Amount, or (ii) the Purchase Price is less than the Base Purchase Price, the principal amount of the Promissory Note shall be automatically decreased by an amount equal to the Closing Adjustment Amount. The Buyer and Seller agree to promptly execute any amendment to the Promissory Note or similar documentation reasonably requested by a Party in order to further evidence any such changes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Parent and Seller hereby, jointly and severally, represent and warrant to Buyer as follows:

Section 3.1 Organization; Qualification and Power.

(a) Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

(b) Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

(c) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of South Carolina.

(d) The Company has all requisite limited liability company power and authority to own, lease and operate its assets and to conduct its business as now conducted. The Company is duly licensed or qualified to transact business as a foreign limited liability company in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except in those jurisdictions where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization; Validity.

(a) The execution and delivery by each of the Seller Parties of this Agreement and the other Transaction Documents to which each of the Seller Parties is a party, and the performance by each of the Seller Parties of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action.

(b) This Agreement, and at the Closing the other Transaction Documents to which each of the Seller Parties is a party, have been (or will be) duly executed and delivered by the applicable Seller Party and, assuming that such agreements constitute valid and binding agreements of the other parties thereto, are (or will be) enforceable against the applicable Seller Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.3 No Conflict. The execution and delivery by each of the Seller Parties of this Agreement and the other Transaction Documents to which each of the Seller Parties is a party do not, and the performance by each Seller Party of its obligations hereunder and thereunder and the consummation by each Seller Party of the Contemplated Transactions will not:

(a) conflict with or violate any terms, conditions or provisions of the Organizational Documents of any Seller Party or the Company;

(b) conflict with or violate any term or provision of any Law applicable to any Seller Party or the Company, except for such conflicts or violations which would not reasonably be expected to result in a Material Adverse Effect; and

(c) conflict with or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any written contract that is legally binding by which any Seller Party, the Company or any of their respective assets or properties are bound, except such conflicts or defaults (or rights of termination, cancellation or acceleration) which would not reasonably be expected to result in a Material Adverse Effect.

Section 3.4 Capitalization.

(a) Seller is the sole member of the Company and owns all of the Interests. All of the Interests have been duly authorized, validly issued, fully paid and nonassessable, and held of record by Seller, free and clear of all Liens. Immediately after the Closing, the Buyer will have good and valid record and beneficial title to the Interests free and clear of all Liens and be the sole member of the Company.

(b) There are (i) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire from the Company any equity interests of or in the Company; (ii) no commitments on the part of the Company to issue subscriptions, warrants, options, convertible securities, membership interests or other similar rights; and (iii) no equity interests of the Company reserved for issuance for any such purpose. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities. Except for this Agreement, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of the Company. The Company does not own any equity interests in any other Person, and does not have any obligation to make any investment (in the form of a capital contribution or otherwise) in any Person.

Section 3.5 Compliance with Laws; Litigation. Since January 31, 2015, the Company has been in compliance with all Laws applicable to it except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect. There are no (i) Actions pending or, to Seller’s Knowledge, threatened, or (ii) investigations which, to Seller’s Knowledge, are pending or threatened, against the Company, at law or in equity, or before or by any Governmental Authority, in each case which would have a Material Adverse Effect. Since January 31, 2015, there are no new pending or, to the Seller’s Knowledge threatened, Actions against the Seller Parties, the Company or any of their subsidiaries, at law or in equity, or before or by any Governmental Authority, relating to or affecting the Company, its subsidiaries, the business of the Company or assets of the Company or the ownership and operation of the Interests, in each case which would reasonably be expected to have a Material Adverse Effect.

Section 3.6 Consents and Approvals. No filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by the Seller Parties of this Agreement or the other Transaction Documents to which each applicable Seller Party is a party, the performance by each Seller Party of its obligations hereunder or thereunder or the consummation by the Seller Parties or the Company of the Contemplated Transactions, except where the failure to make or obtain such filings, applications, registrations, consents, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect.

Section 3.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Seller Parties.

Section 3.8 Original Company Acquisition Agreement. The Parent has not breached any representation or warranty of the Parent in the Original Company Acquisition Agreement or failed to comply with any covenant or agreement of the Parent set forth in the Original Company Acquisition Agreement. To Seller’s Knowledge, SCANA Corporation has not breached any representation or warranty of SCANA Corporation in the Original Company Acquisition Agreement or failed to comply with any covenant or agreement of SCANA Corporation set forth in the Original Company Acquisition Agreement.

Section 3.9 Assets. Since January 31, 2015, the Company has not sold or otherwise transferred any assets that are material to the business of the Company.

Section 3.10 Management Projections and Disclosure.

(a) The projections and budgets provided to the Buyer Conflicts Committee as part of the Buyer Conflicts Committee’s review in connection with this Agreement and the other Transaction Documents and the Contemplated Transactions were prepared and delivered in good faith, are based on reasonable assumptions, are materially consistent with the Seller Parties’ management’s current expectations regarding the business of the Company and are materially consistent with the provisions of the contracts affecting the business of the Company.

(b) No representation or warranty or other statement made by the Seller Parties in this Agreement, in meetings with or presentations delivered to the Buyer Conflicts Committee or in diligence communications with Buyer Conflicts Committee’s legal counsel, in connection with the Contemplated Transactions, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading in any material respect.

Section 3.11 Material Adverse Change. Since January 31, 2015, there has been no Material Adverse Effect.

Section 3.12 No Other Representations. Except as set forth in this Article III, Seller Parties makes no other representations or warranties with respect to the Seller Parties, the Company or the Interests.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 4.1 Organization; Qualification and Power. Buyer is a limited partnership, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

Section 4.2 Authorization; Validity.

(a) The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite limited partnership action on behalf of Buyer.

(b) This Agreement, and at the Closing the other Transaction Documents to which it is a party, have been (or will be) duly executed and delivered by Buyer and, assuming that such agreements constitute valid and binding agreements of the other parties thereto, are (or will be) enforceable against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party do not, and the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Contemplated Transactions will not:

(a) conflict with or violate any terms, conditions or provisions of the Organizational Documents of Buyer;

(b) conflict with or violate any term or provision of any Law applicable to Buyer, except for such conflicts or violations which would not reasonably be expected to result in a Buyer Material Adverse Effect; and

(c) conflict with or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material written contract that is legally binding by which Buyer or any of its properties or assets is bound, except such conflicts or defaults (or rights of termination, cancellation or acceleration) which would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.4 Litigation. There are no (i) Actions pending or, to Buyer’s Knowledge, threatened, or (ii) investigations which, to Buyer’s Knowledge, are pending or threatened, against Buyer, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.5 Consents and Approvals. No filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by Buyer of this Agreement or the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder or thereunder or the consummation by Buyer of the Contemplated Transactions, except where the failure to make or obtain such filings, applications, registrations, consents, authorizations or approvals would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.6 Investment. Buyer is acquiring the Interests for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof as such term is used in connection with the registration provisions of the Securities Act. Buyer acknowledges that the Interests are not registered under the Securities Act, any applicable state securities Laws or any applicable foreign securities Laws, and that the Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws.

Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Buyer.

Section 4.8 No Other Representations. Except as set forth in this Article IV, Buyer makes no other representations or warranties.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Certain Tax Matters.

(a) Except as otherwise provided in this Section 5.1, Seller shall be responsible for all Taxes incurred by or with respect to the Company for all Tax periods or portions thereof ending on or before the Closing, but only to the extent such Taxes were not included in the Company’s Working Capital as of the Closing, other than Taxes becoming due as a result of actions taken by or on behalf of Buyer (including, for this purpose, actions taken by the Company on or after the Closing Date). If such Taxes were included in the Company’s Working Capital as of the Closing, the Company or Buyer shall pay the amount of such Taxes; if Seller pays such Taxes on behalf of the Company, the Company or Buyer shall reimburse Seller therefor within 15 days after the date on which the Taxes are paid.

(b) Buyer shall be responsible for all Taxes incurred by or with respect to the Company, whether resulting from the assets or operations of the Company or otherwise, for all Tax periods or portions thereof beginning after the Closing. In the event Seller pays any such Taxes, Buyer shall reimburse Seller therefor within 15 days after the date on which the Taxes are paid.

(c) Notwithstanding the foregoing, any Transfer Taxes shall be borne 50% by Buyer and 50% by Seller.

(d) Each Party shall file, to the extent required by applicable Tax Laws, all necessary Tax Returns and other documentation with respect to all Taxes for which such Party is responsible hereunder. In addition, each Party shall provide the other Party with such assistance as may be reasonably requested by the other Party or otherwise required by applicable Tax Laws in connection with the preparation, execution and/or filing of any Tax Return and other related documentation, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.

(e) The Parties agree that, for United States federal income tax purposes, the transfer of the Interests pursuant to this Agreement shall be treated as a transfer by Seller of all the assets and liabilities of the Company to Buyer that is treated (i) in part, as a contribution in exchange for $200,000,000 of DM Units in a transaction to which Section 721 of the Internal Revenue Code of 1986, as amended, applies and (ii) in part, a sale in exchange for the Promissory Note. The Parties agree that they shall file all United States federal income tax returns consistent with the foregoing treatment.

Section 5.2 Assignment and Assumption Agreement. At the Closing, Parent and Buyer shall enter into the Assignment and Assumption Agreement pursuant to which Parent shall assign any and all of its rights and interests under, and designate Buyer to perform its obligations under, the Original Company Acquisition Agreement and the Confidentiality Agreement, in each case with the exception of (a) the payment or receipt of the Original Company Acquisition Agreement Post Closing Adjustment, and (b) the post-closing covenants set forth in Section 6.3 of the Original Company Acquisition Agreement, which shall be retained by Parent.

Section 5.3 Registration Rights Agreement. At the Closing, the Seller and the Buyer shall enter into the Registration Rights Agreement pursuant to which Buyer may be required in the future to register the sale of the New DM Units acquired by Seller.

ARTICLE VI

CLOSING

Section 6.1 Time and Place of Closing. The closing of the sale by Seller, and the purchase by Buyer, of the Interests (the “Closing”) shall take place at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 on the Effective Date (the date on which the Closing occurs being herein referred to as the “Closing Date”). The Closing shall be effective as of 12:00 a.m. eastern prevailing time on the Closing Date.

Section 6.2 Deliveries. At the Closing:

(a) Parent and Seller will deliver, or cause to be delivered, the following to Buyer:

(i) the Assignment of Membership Interests, duly executed by Seller;

(ii) the Assignment and Assumption Agreement, duly executed by Parent;

(iii) the Registration Rights Agreement, duly executed by Seller; and

(iv) certificates of good standing of Parent, Seller and the Company, or equivalent certificates, each issued within 15 days prior to the Closing Date by the Secretary of State (or equivalent Governmental Authority) of each such entity’s jurisdiction of organization.

(b) Buyer will deliver or issue, or cause to be delivered or issued, the following to Seller:

(i) the Promissory Note, duly executed by Buyer;

(ii) New DM Units as required by Section 2.2(b) of this Agreement;

(iii) the Assignment of Membership Interests, duly executed by Buyer;

(iv) the Assignment and Assumption Agreement, duly executed by Buyer;

(v) the Registration Rights Agreement, duly executed by Buyer; and

(vi) a certificate of good standing or equivalent certificate of Buyer, issued within 15 days prior to the Closing Date by the Secretary of State of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification.

(a) Indemnification by Seller. Subject to the limitations set forth in this Article VII, from and after the Closing, the Seller Parties shall, jointly and severally, indemnify, defend and hold harmless Buyer, its Affiliates and each of their respective stockholders, members, partners, managers, officers, directors, employees, consultants, agents and representatives (the “Buyer Indemnified Parties”), from any and all Adverse Consequences actually incurred or paid by a Buyer Indemnified Party as a result of (i) any breach of the representations and warranties of the Seller Parties or (ii) any Taxes for which Seller is responsible hereunder.

(b) Indemnification by Buyer. Subject to the limitations set forth in this Article VII, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and each of their respective stockholders, members, partners, managers, officers, directors, employees, consultants, agents and representatives (the “Seller Indemnified Parties”), from any and all Adverse Consequences actually incurred or paid by a Seller Indemnified Party as a result of (i) any breach of the representations and warranties of Buyer or (ii) any Taxes for which Buyer is responsible hereunder.

Section 7.2 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing until April 30, 2016. The covenants and agreements of the Parties to be performed or complied with after the Closing shall survive for a period of 30 days after their expiration in accordance with their terms.

Section 7.3 Limitation of Claims. Notwithstanding anything to the contrary contained herein:

(a) The maximum aggregate liability of the Seller Parties or the Buyer under this Agreement shall not exceed an amount equal to the Purchase Price.

(a) IN NO EVENT SHALL ANY PARTY BE RESPONSIBLE OR LIABLE FOR ANY PUNITIVE, EXEMPLARY OR SPECULATIVE DAMAGES, OR SPECIAL OR CONSEQUENTIAL DAMAGES (BUT ONLY TO THE EXTENT THE SAME ARE NOT DIRECT DAMAGES) ARISING UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS; PROVIDED, HOWEVER, THAT SUCH LIMITATION ON LIABILITY SHALL NOT APPLY TO ANY SUCH DAMAGES SUFFERED AS A RESULT OF THE PARTY’S FRAUD, INTENTIONAL MISREPRESENTATION OR WILLFUL MISCONDUCT.

Section 7.4 Tax Treatment of Indemnity Payments. Seller and Buyer agree to treat any indemnity payment made pursuant to this Article VII as an adjustment to the Purchase Price for Tax purposes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Buyer, Seller and Parent.

Section 8.2 Waiver of Compliance. Any failure of Buyer, Seller or Parent to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Seller and Parent, in the event of any such failure by Buyer, or by Buyer, in the event of any such failure by Seller or Parent, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.3 Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be delivered (as applicable) by hand, by nationally recognized overnight carrier service, by facsimile, by e-mail, by first class, certified or registered mail, to the Parties at the addresses shown below, or such other address as may be designated in writing by the applicable Party. Each notice or other communication that satisfies the above requirements shall be deemed to have been properly given or delivered: (a) on the day when delivered by hand; (b) on the first Business Day after being deposited with a national overnight courier; (c) on the day when transmitted by facsimile or e-mail; or (d) on the third Business Day after being mailed by United States first class mail, certified mail or registered mail, return receipt requested, postage prepaid. A Party may elect to receive notices or communications at a different address or facsimile number by notifying the other Parties in accordance with the preceding requirements.

If to Parent, to:

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attention: Treasurer

Facsimile: 804-819-2638

Email: scott.hetzer@dom.com

If to Seller, to:

Dominion MLP Holding Company II, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attention: Treasurer

Facsimile: 804-819-2638

Email: scott.hetzer@dom.com

If to Buyer, to:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

Electronic Mail: mark.webb@dom.com

Section 8.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the Parties hereto without the prior written consent of the other Party. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

Section 8.5 Entire Agreement. This Agreement, the Exhibits, and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

Section 8.6 Expenses. Each Party shall pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Contemplated Transactions, including, except as otherwise provided herein, the cost of legal, technical and financial consultants. Notwithstanding the foregoing, any Transfer Taxes shall be borne 50% by Buyer and 50% by Seller in accordance with Section 5.1(c).

Section 8.7 Press Releases and Announcements. No press release or other public announcement or disclosure related to this Agreement or the Contemplated Transactions (including, but not limited to, the terms and conditions of this Agreement) shall be issued or made by any Party without the prior written approval of the other Party except as required by Law or stock exchange requirements.

Section 8.8 No Third Party Beneficiaries. Except as set forth in Article VII above, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any other Person any right, claim, cause of action, or other interest herein.

Section 8.9 Governing Law; Jurisdiction.

(a) This Agreement shall be construed and enforced in accordance with the Laws of the State of Delaware without giving effect to the choice of law principles thereof. Each Party consents to the nonexclusive personal jurisdiction in any action brought in any court, federal or state, within the State of Delaware having subject matter jurisdiction arising under this Agreement, and each of the Parties hereto agrees that any action instituted by either of them against the other with respect to this Agreement may be instituted in a court, federal or state, within the State of Delaware. Each of the Parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of any such action.

(b) Each of the Parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

Section 8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT A PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11 No Joint Venture. Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the Parties. Except as expressly provided herein, neither Party is or shall act as or be the agent or representative of the other Party.

Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

Section 8.13 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the Effective Date.

DOMINION RESOURCES, INC.

By:	/s/ G. Scott Hetzer

Name:	G. Scott Hetzer

Title:	Senior Vice President and Treasurer

DOMINION MLP HOLDING COMPANY II, INC.

By:	/s/ G. Scott Hetzer

Name:	G. Scott Hetzer

Title:	Senior Vice President and Treasurer

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

	By:	/s/ Mark O. Webb

	Name:	Mark O. Webb

	Title:	Vice President and General Counsel

Signature Page to Purchase, Sale and Contribution Agreement

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of April 1, 2015, (the “Effective Date”), is made by and between Dominion Resources, Inc., a Virginia corporation (“Assignor”), and Dominion Midstream Partners, LP, a Delaware limited partnership (“Assignee”), pursuant to Section 5.2 of that certain Purchase, Sale and Contribution Agreement, dated as of the Effective Date, among Assignor, Dominion MLP Holding Company II, Inc., a Virginia corporation (“MLP Holdco”) and Assignee (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual agreements and covenants set forth herein, including the foregoing premises which are hereby incorporated into this Agreement, the parties hereby agree as follows:

1. Assignment. As of the Closing, Assignor hereby assigns, transfers, conveys and delivers to Assignee any and all of Assignor’s rights and interests under the Original Company Acquisition Agreement and the Confidentiality Agreement, and hereby designates Assignee to perform Assignor’s obligations under the Original Company Acquisition Agreement and the Confidentiality Agreement, in each case with the exception of (a) the payment or receipt of the Original Company Acquisition Agreement Post Closing Adjustment, and (b) the post-closing covenants set forth in Section 6.3 of the Original Company Acquisition Agreement, which shall be retained by Assignor (collectively, the “Assignment”). Notwithstanding the foregoing, pursuant to terms of the Original Company Acquisition Agreement and the Confidentiality Agreement, Assignor nonetheless shall remain responsible for the performance of all of its obligations under Original Company Acquisition Agreement and the Confidentiality Agreement.

2. Assumption. As of the Closing, Assignee hereby accepts the Assignment, and assumes performance of Assignor’s obligations under the Original Company Acquisition Agreement and the Confidentiality Agreement, in each case with the exception of (a) the payment or receipt of the Original Company Acquisition Agreement Post Closing Adjustment, and (b) the post-closing covenants set forth in Section 6.3 of the Original Company Acquisition Agreement, which shall be retained by Assignor (the “Assumption”).

3. Further Assurances. On and after the Effective Date, the parties shall take any and all further actions, including but not limited to the execution and delivery of additional instruments or documents, that may be reasonably requested in writing by any one of them to effectuate or evidence the Assignment or the Assumption, or the other actions expressly contemplated by this Agreement.

4. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, unless narrowed by construction, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.

5. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of

Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. This Agreement may be executed in several counterparts, each of which shall be considered an original but which together shall be deemed one and the same instrument. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the Effective Date.

ASSIGNOR:

DOMINION RESOURCES, INC.

By:
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

ASSIGNEE:

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
	Name:	Mark O. Webb
	Title:	Vice President and General Counsel

Signature Page to Assignment and Assumption Agreement

Exhibit B

ASSIGNMENT OF MEMBERSHIP INTERESTS

This ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Agreement”), dated as of April 1, 2015 (the “Closing Date”), by and between DOMINION MLP HOLDING COMPANY II, INC., a Virginia corporation (“Assignor”), and DOMINION MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“Assignee”).

RECITALS

A. Assignor (i) is the sole member of Dominion Carolina Gas Transmission, LLC, a South Carolina limited liability company (the “Company”), and (ii) is the owner of all of the issued and outstanding membership interests in the Company (the “Interests”).

B. Pursuant to and in accordance with the provisions of that certain Purchase, Sale and Contribution Agreement, dated as of the date hereof, by and among Dominion Resources, Inc., Assignor and Assignee (the “Purchase Agreement”), Assignor has agreed to sell, convey, transfer, assign and deliver to Assignee, and Assignee has agreed to purchase, acquire and accept from Assignor, all of Assignor’s right, title and interest in and to the Interests, upon the terms and conditions set forth in the Purchase Agreement and in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and of the mutual promises and covenants contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.

2. Assignment. Effective as of the Closing Date:

(a) Assignor hereby sells, conveys, transfers, assigns and delivers to Assignee all of Assignor’s right, title and interest in and to the Interests, free and clear of all Liens (the “Assignment”).

(b) Assignee hereby accepts the Assignment.

3. Effect of Assignment. Simultaneously with the Assignment, the parties hereto acknowledge and agree that:

(a) Assignor shall cease to hold any rights of any kind or nature in the Interests, and is hereby deemed to have withdrawn and resigned as a member of the Company.

(b) Assignee consents to being, and is hereby, admitted to the Company as a substitute member.

(c) Such withdrawal and resignation of Assignor and the admission of Assignee shall be deemed to have occurred simultaneously.

4. Waiver of Separate Transfer Instrument. The parties to this Agreement acknowledge and agree that their mutual execution and delivery of this Agreement shall be sufficient to evidence and effectuate the Assignment, and that they shall not require (as between them) any separate or additional instrument of transfer in connection with the Assignment.

5. Further Assurances. On and after the Closing Date, and after giving due regard to Section 4 above, the parties hereto shall take any and all further actions, including but not limited to the execution of additional instruments or documents, that may be reasonably requested in writing by any one of them to effectuate or evidence the Assignment or the other actions expressly contemplated by this Agreement.

6. Company Operating Agreement. The parties to this Agreement acknowledge and agree that, in connection with the Assignment, Assignee shall enter into the operating agreement dated on or about the date hereof in respect of the Company.

7. Conflict with Organizational Document. To the extent any provision of this Agreement is inconsistent with any of the Organizational Documents of the Company, the provisions of this Agreement shall control.

8. Coordination with Purchase Agreement. Assignor and Assignee acknowledge and agree that this Agreement is delivered pursuant to, and is subject to, all of the terms, conditions, and limitations set forth in the Purchase Agreement. Nothing in this Agreement shall be deemed to supersede, enlarge, or modify any of the provisions of the Purchase Agreement.

9. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) This Agreement shall be construed and enforced in accordance with the Laws of the State of Delaware without giving effect to the choice of law principles thereof. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. This Agreement may be executed in several counterparts, each of which shall be considered an original but which together shall be deemed one and the same instrument. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

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(c) This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

(d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DOMINION MLP HOLDING COMPANY II, INC.

By:
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
	Name:	Mark O. Webb
	Title:	Vice President and General Counsel

Signature Page to Assignment of Membership Interests

Exhibit C

PROMISSORY NOTE

Initial Principal Amount:	Richmond, Virginia
$295,331,972.00	April 1, 2015

FOR VALUE RECEIVED, Dominion Midstream Partners, LP, a Delaware limited partnership (the “Maker”), promises to pay to Dominion MLP Holding Company II, Inc., a Virginia corporation (the “Noteholder,” which term shall include any subsequent holder hereof), in lawful money of the United States of America, the original principal sum of Two Hundred Ninety-Five Million Three Hundred Thirty-One Thousand Nine Hundred Seventy-Two and 00/100 Dollars ($295,331,972.00) (the “Initial Principal Amount”), as the same may be increased or decreased as provided hereinafter, together with interest on the unpaid principal balance at the rate and on the terms hereinafter provided in this promissory note (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, this “Note”). This Note is being issued pursuant to the terms of that certain Purchase, Sale and Contribution Agreement dated as of the date hereof among Dominion Resources, Inc., a Virginia corporation, the Maker and the Noteholder (as amended or supplemented from time to time, the “Purchase Agreement”). The Initial Principal Amount shall be automatically increased or decreased, as applicable, in an amount equal to the Closing Adjustment Amount as defined in, and in accordance with the terms and conditions of, the Purchase Agreement, and all references in this Note to the principal hereof shall mean the Initial Principal Amount as so increased or decreased. For purposes of this Note, any such increase or decrease shall be effective as of the date of this Note.

1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the annual rate equal to six tenths of one percent (0.6%). Interest shall be paid for the actual number of days elapsed based on a 360-day year.

2. Payments; Maturity. Interest only on the unpaid principal balance of this Note shall be due and payable beginning on the first (1st) day of July, 2015 and continuing on the first (1st) day of each October, January, April and July thereafter until this Note has been paid in full. If not sooner paid, the entire principal balance, all accrued and unpaid interest, if any, and all other sums provided herein shall be due and payable in full on April 1, 2017 (the “Initial Maturity Date”). All payments of principal, interest, fees, expenses and other amounts to be paid by the Maker under this Note shall be paid not later than 2:00 p.m. on the date when due in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the address of the Noteholder set forth in the Purchase Agreement or at such other address as the Noteholder shall specify in writing. Notwithstanding the foregoing, if on the Initial Maturity Date no Event of Default (as hereinafter defined) has occurred and is continuing and no other event has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Event of Default (a “Default”), then the Maker may extend the maturity date of this Note to October 1, 2017 by so notifying the Noteholder in writing on or before the Initial Maturity Date.

3. Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any prepayment shall include interest accrued to the date of such prepayment and all other sums then due under this Note. No partial prepayment shall affect the obligation of the Maker to make any payment of principal or interest due hereunder on the date hereinabove specified until this Note has been paid in full.

4. Application of Payments. Payments or prepayments on this Note shall be applied to amounts due hereunder in such order as the Noteholder may determine.

5. Default Rate; Late Charge. Upon the occurrence and during the continuance of an Event of Default, the principal balance of this Note and any other sum then due hereunder (including, to the extent permitted by law, any overdue installment of interest) shall bear interest at an annual rate of three percent (3%) above the interest rate set forth above. In addition, the Maker shall pay to the Noteholder, upon demand, a late charge equal to five percent (5%) of any amount due which is not received within seven (7) days after its due date. Acceptance by the Noteholder of any late payment without an accompanying late charge shall not be deemed a waiver of the Noteholder’s right to receive such late charge or to receive a late charge for any subsequent payment received more than seven (7) days after its due date.

6. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder that:

(a) Organization and Good Standing. The Maker (a) is a limited partnership duly organized and validly existing under the laws of its jurisdiction of organization, (b) is registered or qualified as a limited partnership authorized to do business in every jurisdiction where the failure to be so registered or qualified would have a material adverse effect on the Maker and its subsidiaries, their business, operations or financial condition (considered as a whole), the ability of the Maker to pay its obligations under this Note, the validity or enforceability of this Note or the rights or remedies of the Noteholder against the Maker under this Note (a “Material Adverse Effect”) and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) Due Authorization. The Maker (a) has the requisite partnership power and authority to execute, deliver and perform this Note and to incur the obligations herein and (b) is duly authorized to, and has been authorized by all necessary partnership action, to execute, deliver and perform this Note.

(c) No Conflicts. Neither the execution and delivery of this Note and the consummation of the transactions contemplated therein, nor the performance of and compliance with the terms and provisions hereof by the Maker will (a) violate or conflict with any provision of its certificate of limited partnership and partnership agreement, (b)

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violate, contravene or materially conflict with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect or (d) result in or require the creation of any lien, security interest or encumbrance (a “Lien”) upon or with respect to its properties.

(d) Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court, governmental authority or other third party is required to be obtained or made by the Maker in connection with the Maker’s execution, delivery or performance of this Note that has not been obtained or made.

(e) Enforceable Obligations. This Note has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

(f) Financial Condition. The financial statements of the Maker provided to the Noteholder pursuant to Section 7(a) of this Note present fairly the financial condition, results of operations and cash flows of the Maker and its consolidated subsidiaries as of the dates stated therein. In addition, (i) such financial statements were prepared in accordance with generally accepted accounting principles in the United States, consistently applied (“GAAP”), and (ii) since the latest date of such financial statements, there have occurred no changes or circumstances which have had or would be reasonably expected to have a Material Adverse Effect.

(g) No Default. Neither the Maker nor any of its subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect.

(h) Compliance with Note. The Maker is in compliance with all of the covenants, terms and conditions of this Note.

(i) Litigation. As of the date hereof, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Maker, threatened against the Maker or any of its subsidiaries in which there is a reasonable expectation of an adverse decision which would have or would reasonably be expected to have a Material Adverse Effect.

(j) Taxes. Each of the Maker and its subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed by it and paid all material amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental

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charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

(k) Compliance with Law. Each of the Maker and its subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it, or to its properties, unless such failure to comply would not have a Material Adverse Effect.

7. Covenants of the Maker. The Maker covenants and agrees with the Noteholder as follows:

(a) Information Covenants. The Maker will furnish, or cause to be furnished, to the Noteholder:

(i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Maker, a Form 10-K as required to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), which includes financial information required by such Form 10-K, such financial information to be in reasonable form and detail and audited by an independent registered public accounting firm of recognized national standing reasonably acceptable to the Noteholder and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect.

(ii) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Maker, a Form 10-Q as required to be filed with the SEC under the Acts, which includes the financial information required by such Form 10-Q, such financial information to be in reasonable form and detail and accompanied by a certificate of the chief financial officer or treasurer of the Maker to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Maker and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(iii) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a)(i) and 7.1(a)(ii) above, a certificate of the chief financial officer or treasurer of the Maker, stating that no Default or Event of Default exists, or if any such Default or Event of Default does exist, specifying the nature and extent thereof and what action the Maker proposes to take with respect thereto.

(iv) Reports. Promptly upon transmission or receipt thereof, copies of any publicly available filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all publicly available financial statements, proxy statements, notices and reports as the Maker shall send to its partners.

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(v) Notices. Upon the Maker obtaining knowledge thereof, the Maker will give written notice to the Noteholder immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Maker proposes to take with respect thereto and (ii) the occurrence of any of the following: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Maker or a subsidiary of the Maker which, if adversely determined, is likely to have a Material Adverse Effect and (B) the institution of any proceedings against the Maker or a subsidiary of the Maker with respect to, or the receipt of notice by the Maker or any of its subsidiaries of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, the violation of which would likely have a Material Adverse Effect.

(vi) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Maker and its subsidiaries as the Noteholder may reasonably request.

In lieu of furnishing the Noteholder the items referred to in this Section 7.1, the Maker may make available such items on the Maker’s corporate website, any SEC website or any such other publicly available website as notified to the Noteholder.

(b) Preservation of Existence and Franchises. The Maker will do (and will cause each of its subsidiaries to do) all things necessary to preserve and keep in full force and effect its (i) existence and (ii) to the extent material to the conduct of the business of the Maker or any of its subsidiaries, its rights, franchises and authority.

(c) Books and Records. The Maker will keep (and will cause each of its subsidiaries to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

(d) Compliance with Law. The Maker will comply (and will cause each of its subsidiaries to comply) with all laws, rules, regulations and orders, and all applicable restrictions imposed by all governmental authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would be reasonably expected to have a Material Adverse Effect.

(e) Payment of Taxes. The Maker will pay and discharge (and will cause each of its subsidiaries to pay and discharge) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that the Maker shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP.

(f) Insurance. The Maker will at all times maintain (and will cause each of its subsidiaries to maintain) in full force and effect insurance (including worker’s compensation insurance, liability insurance and casualty insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

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(g) Performance of Obligations. The Maker will perform (and will cause each of its subsidiaries to perform) in all material respects all of its obligations under the terms of all agreements that are material to the conduct of the business of the Maker or any of its subsidiaries, including all such material indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, if nonperformance would be reasonably expected to have a Material Adverse Effect.

(h) Audits/Inspections. Upon reasonable notice, during normal business hours and in compliance with the reasonable security procedures of the Maker (and subject to applicable confidentiality restrictions and limitations), the Maker will permit representatives appointed by the Noteholder, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Maker’s and each of its subsidiaries’ property, including its books and records, its accounts receivable and inventory, the Maker’s and each of its subsidiaries’ facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Noteholder or its representatives to investigate and verify the accuracy of information provided to the Noteholder and to discuss all such matters with the officers, employees and representatives of the Maker and its subsidiaries.

(i) Nature of Business. The Maker will not alter the character of its business from that conducted as of the date hereof and activities reasonably related thereto and similar and related businesses.

(j) Consolidation and Merger. The Maker will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however, that the Maker may merge or consolidate with any other entity if either (i) the Maker shall be the continuing or surviving entity or (ii) the Maker shall not be the continuing or surviving entity and the entity so continuing or surviving (A) is an entity organized and duly existing under the law of any state of the United States and (B) executes and delivers to the Noteholder an instrument in form satisfactory to the Noteholder pursuant to which it expressly assumes all of the obligations of the Maker under this Note and procures for the Noteholder an opinion in form satisfactory to the Noteholder and from counsel satisfactory to the Noteholder in respect of the due authorization, execution, delivery and enforceability of such instrument and covering such other matters as the Noteholder may reasonably request.

(k) Sale or Lease of Assets. The Maker will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets whether now owned or hereafter acquired.

(l) Limitation on Liens. The Maker shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, as security for any indebtedness or obligations (except for Liens

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incurred or otherwise arising in the ordinary course of business), unless the Maker shall secure its obligations under this Note ratably with the indebtedness or obligations secured by such Lien. The foregoing restriction shall not apply to any subsidiaries of the Maker.

(m) Additional Indebtedness. Except in connection with any prepayment of this Note, the Maker shall not incur, without the prior written consent of the Noteholder, any additional obligations for borrowed money or other indebtedness evidenced by bonds, debentures, notes or similar instruments except pursuant to the terms and conditions of that certain $300,000,000 Inter-Company Credit Agreement dated as of October 20, 2014 by and between the Maker and Dominion Resources, Inc., as the same may be amended, modified, refinanced or replaced from time to time.

(n) Fiscal Year. The Maker will not change its fiscal year without prior notification to the Noteholder.

8. Events of Default. The occurrence and continuation of any of the following specified events shall constitute an event of default under this Note (each an “Event of Default”):

(a) Payment. The Maker shall (i) default in the payment when due of any principal of this Note or (ii) default, and such default shall continue for five or more Business Days (as hereinafter defined), in the payment when due of any interest or of any other amounts owing hereunder. For purposes of this Note, the term “Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Richmond, Virginia.

(b) Representations. Any representation, warranty or statement made or deemed to be made by the Maker herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

(c) Covenants. The Maker shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a) and (b) of this Section 8) contained in this Note and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of the Maker becoming aware of such default or notice thereof given by the Noteholder.

(d) Note. This Note shall fail to be in full force and effect in all material respects with respect to the Maker or to give the Noteholders all material security interests, liens, rights, powers and privileges purported to be created thereby.

(e) Bankruptcy, etc. The occurrence of any of the following with respect to the Maker or any of its subsidiaries: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Maker or its subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Maker or its subsidiary or for any

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substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Maker or its subsidiary and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Maker or its subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Maker or its subsidiary or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Maker or its subsidiary shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(f) Defaults under Other Agreements. With respect to any indebtedness for borrowed money of the Maker or any of its subsidiaries in a principal amount in excess of $10,000,000, (i) the Maker or its subsidiary shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition under (A) or (B) above is to cause, or permit, the holder or holders of such indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or (ii) any such indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or mandatory redemption, prior to the stated maturity thereof; or (iii) any such indebtedness matures and is not paid at maturity.

(g) Judgments. One or more judgments, orders, or decrees shall be entered against the Maker or any of its subsidiaries in an outstanding amount of $5,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the thirtieth (30th) day after such judgment, order or decree becomes final and unappealable.

9. Acceleration Upon Event of Default. Upon the occurrence of an Event of Default, the entire unpaid balance of this Note, any accrued but unpaid interest and all other sums provided herein shall, at the option of the Noteholder, immediately become due and payable. The failure of the Noteholder to exercise such option to accelerate upon the occurrence of an Event of Default shall not be deemed a waiver of the right to exercise such option upon the occurrence of a subsequent Event of Default. Notwithstanding the foregoing, if an Event of Default specified in Section 8(e) shall occur, then the entire unpaid balance of this Note, any accrued but unpaid interest and all other sums provided herein shall immediately become due and payable without the giving of any notice or other action by the Noteholder. Any payments received by the Noteholder may be applied to such amounts due hereunder and in such order as the Noteholder may determine in its sole discretion.

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10. Acceptance of Partial Payment. The acceptance by the Noteholder of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Maker’s failure to pay such sum in full or to waive any of the Noteholder’s rights or remedies available on account of such default. In addition, after the Noteholder has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due under this Note, or the acceptance by the Noteholder of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Noteholder’s rights and remedies under this Note or at law or in equity.

11. Waivers, etc. The Maker and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest and notice of dishonor, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Noteholder to proceed against any other party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to the Maker or any other party and without affecting any such party’s liability, the Noteholder, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Noteholder, the Maker or any other party.

12. Notices. All notices and other communications provided for in this Note shall be in writing and shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the addresses set forth in the Purchase Agreement, or at such other address as such party may specify by written notice to the other parties hereto; provided, that, in the case of a notice or other communication given pursuant to clause (a) or (b) above, if such notice or other communication is not delivered or transmitted during the normal business hours of the recipient, such notice or communication shall be deemed to be effective on the next Business Day for the recipient.

13. Right of Set Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in

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Section 9, the Noteholder is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness, obligations, liabilities and claims at any time held or owing by the Noteholder or any of its subsidiaries to or for the credit or the account of the Maker against obligations and liabilities of the Maker to the Noteholder hereunder, irrespective of whether the Noteholder shall have made any demand hereunder and although such indebtedness, obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of the Noteholder subsequent thereto.

14. No Waiver; Remedies Cumulative. No failure or delay on the part of the Noteholder in exercising any right, power or privilege hereunder and no course of dealing between the Maker and the Noteholder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Noteholder would otherwise have. No notice to or demand on the Maker in any case shall entitle the Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholder to any other or further action in any circumstances without notice or demand.

15. Payment of Expenses, etc. The Maker agrees to: (a) pay all reasonable out-of-pocket costs and expenses of the Noteholder (including, without limitation, the reasonable fees and expenses of outside legal counsel to the Noteholder) in connection with (i) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating hereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Maker under this Note and (ii) the enforcement of this Note against the Maker; and (b) indemnify the Noteholder, its subsidiaries and other affiliates and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Noteholder or any of its subsidiaries is a party thereto, or whether or not such investigation, litigation or other proceeding was initiated by the Maker or any other party) related to the entering into and/or performance of this Note or the use of proceeds of any loans or other extensions of credit pursuant hereto or the consummation of any other transactions contemplated in this Note by the Maker, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the person or entity to be indemnified, in each case, as determined by a court of competent jurisdiction).

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16. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

17. Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Note and the repayment of all sums due hereunder.

18. GOVERNING LAW; SERVICE OF PROCESS. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES. The Maker irrevocably consents to the service of process out of any competent court in any action or proceeding brought in connection with this Note by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Maker at its address for notices pursuant to Section 12, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Noteholder to serve process in any other manner permitted by law.

19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Severability. If any provision of this Note is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Note represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the transactions contemplated herein.

22. Submission to Jurisdiction. The Maker hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court, federal or state, within the Commonwealth of Virginia having subject matter jurisdiction arising under this Note, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Virginia state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by

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suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Noteholder may otherwise have to bring any action or proceeding relating to this Note against the Maker or its properties in the courts of any jurisdiction. The Maker hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Maker also hereby irrevocably and unconditionally waives any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Maker may not assign and transfer any of its rights, obligations or interests hereunder without the prior written consent of the Noteholder. The Noteholder may assign this Note at any time upon written notice to the Maker.

24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all of the parties hereto.

WITNESS the following signature.

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:

	Name:	Mark O. Webb

	Title:	Vice President and General Counsel

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Exhibit D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2015, by and between Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Dominion MLP Holding Company II, Inc., a Virginia corporation (“MLP Holdco”).

WHEREAS, this Agreement is made in connection with the transactions contemplated by the Purchase, Sale and Contribution Agreement, dated as of the date hereof, by and among Dominion Resources, Inc., the Partnership and MLP Holdco (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of MLP Holdco pursuant to the Purchase Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 20, 2014, as amended from time to time (the “Partnership Agreement”). The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Commission” has the meaning given to such term in Section 1.02.

“Effectiveness Period” has the meaning given to such term in Section 2.01.

“Exchange Act” has the meaning given to such term in Section 2.07(a).

“Holder” means the record holder of any Registrable Securities.

“Losses” has the meaning given to such term in Section 2.07(a).

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“MLP Holdco” has the meaning given to such term in the introductory paragraph.

“Notice” has the meaning given to such term in Section 2.01.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Person” means any individual, corporation, partnership, limited liability company, voluntary association, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Purchase Agreement” has the meaning given to such term in the recitals of this Agreement.

“Registrable Securities” means the Common Units issued (or issuable) to MLP Holdco pursuant to the Purchase Agreement, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” means all expenses (other than Selling Expenses) incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 and/or in connection with an Underwritten Offering pursuant to Section 2.02(a), and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” has the meaning given to such term in Section 1.02.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)); (c) 10 years after MLP Holdco ceases to be an Affiliate of the General Partner (including where the General Partner ceases to be the general partner of the Partnership); (d) if such Registrable Security is held by the Partnership or one of its subsidiaries; (e) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (f) if such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are assigned to the transferee and such transferee is not an Affiliate of the General Partner, at the time that is two years following the transfer of such Registrable Security to such transferee.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration. Upon the written request (a “Notice”) by MLP Holdco or by any other Holder[s] owning at least ten percent (10%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), the Partnership shall file with the Commission, as soon as reasonably practicable, but in no event more than 90 days following the receipt of the Notice, a registration statement (each, a “Registration Statement”) under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Notice, be a registration statement under the Securities Act that provides for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”)). The Partnership shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There shall be no limit on the number of Registration Statements that may be required by the Holders hereunder.

Section 2.02. Underwritten Offerings.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively elect to dispose of at least fifteen percent (15%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04) under a Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon written request by such Holders, retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering. The obligation of the Partnership to retain underwriters shall include entering into an underwriting agreement in customary form with the Managing Underwriter(s), which shall include customary indemnities in favor of, and taking all reasonable actions as are requested by, the Managing Underwriter(s) to expedite or facilitate the disposition of such Registrable Securities. The Partnership shall, upon request of the Holders, cause its management to participate in a roadshow or similar marketing effort on behalf of the Holders.

(b) Limitation on Underwritten Offerings. In no event shall the Partnership be required under Section 2.02(a) to participate in more than two Underwritten Offerings in any twelve-month period.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering shall be entitled, subject to the Partnership’s consent (which is not to be unreasonably withheld), to select the Managing Underwriter(s). In connection with any Underwritten Offering under this Agreement, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations and warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Holder’s obligations. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw from the Underwritten Offering by notice to the Partnership and the Managing Underwriter(s); provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.03. Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the

Partnership and its Partners because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under this Article II for a period of not more than three months, provided, that such right pursuant to this Section 2.03 may not be utilized more than twice in any twelve-month period.

Section 2.04. Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter(s) notifies the Partnership in writing that, in the sole judgment of such Managing Underwriter(s), inclusion of detailed information in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter(s), shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(k) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such registration statement; and

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.05. Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Registrable Securities of a Selling Holder who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06. Expenses. The Partnership will pay all reasonable Registration Expenses, including in the case of an Underwritten Offering, regardless of whether any sale is made in such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.07. Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which such statement is made) contained in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, unless otherwise available via EDGAR, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.09. Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to a Holder by the Partnership under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of MLP Holdco, each such transferee or assignee holds Registrable Securities representing at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee agrees to be bound by this Agreement.

Section 2.10. Restrictions on Public Sale by Holders of Registrable Securities. MLP Holdco and any other Holder(s) who, along with its Affiliates, holds at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the

Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.10 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

ARTICLE III

MISCELLANEOUS

Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to MLP Holdco:

Dominion MLP Holding Company II, Inc.

120 Tredegar Street

Richmond, Virginia 23220

Attention: Treasurer

Facsimile: 804-819-2638

Electronic Mail: scott.hetzer@dom.com

(b) if to a transferee of MLP Holdco, to such Holder at the address provided pursuant to Section 2.09; and

(c) if to the Partnership:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

Electronic Mail: mark.webb@dom.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03. Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.09 hereof.

Section 3.04. Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05. Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08. Governing Law. The laws of the State of Delaware shall govern this Agreement. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. This Agreement may be executed in several counterparts, each of which shall be considered an original but which together shall be deemed one and the same instrument. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 3.09. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10. Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Partnership Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Partnership Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the Partnership Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11. Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12. No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13. Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15. Interpretation. All references to “Articles” and “Sections” shall be deemed to be references to Articles and Sections of this Agreement, unless otherwise specified.

All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

DOMINION MLP HOLDING COMPANY II, INC.

By:
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
	Name:	Mark O. Webb
	Title:	Vice President and General Counsel

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT